AMENDMENT, EXCHANGE AND WAIVER AGREEMENT

THIS AMENDMENT, EXCHANGE AND WAIVER AGREEMENT (this “Amendment”) is made and entered into this as of the 9th day of November, 2007, by and among Skystar Bio-Pharmaceutical Company, a Nevada corporation (the “Company”), and the undersigned Buyers. Capitalized terms used but not defined herein shall have the meanings set forth in that certain Securities Purchase Agreement, the Registration Rights Agreement, the Convertible Debentures and/or the Warrants (defined in the Recitals below).

RECITALS:

WHEREAS, reference is made to that certain Securities Purchase Agreement dated as of February 26, 2007 (the “Securities Purchase Agreement”), by and among the Company and the Buyers, and the Registration Rights Agreement (the “Registration Rights Agreement”) dated as of February 26, 2007 by the same parties, and the 8% Convertible Debentures (the “Convertible Debentures”) and the Warrants (the “Warrants”) issued pursuant thereto (collectively the “Transaction Documents”);

WHEREAS, pursuant to the Registration Rights Agreement, the Company has incurred certain payment obligations (the “Registration Damages”) to the Buyers arising from the delay in the filing by the Company with the Securities and Exchange Commission (“SEC”) of a resale registration statement to register the Initial Number of Shares to Be Registered (the “Late Filing”), and the delay in having the Registration Statement declared effective by the SEC (the “Late Effectiveness”);

WHEREAS, the Company has proposed that the Buyers waive the Registration Damages relating to both the Late Filing and the Late Effectiveness and that the Company and the Buyers exchange the Buyers’ Convertible Debentures and Warrants for new convertible debentures (“New Convertible Debentures”) and new warrants (“New Warrants”), respectively, on the terms set forth below (the “Proposal”), which Proposal is acceptable to the Buyers;

WHEREAS, certain amendments to the Transaction Documents are necessary to effectuate the Proposal;

WHEREAS, the Company and the Buyers signatory hereto are executing and delivering this Amendment in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”) and Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act and/or Section 4(2) of the 1933 Act; and

WHEREAS, the undersigned Buyers represent, in the aggregate, holders of at least $2,600,000 of the current outstanding principal of the Convertible Debentures;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

A.  AMENDMENT; EXCHANGE; WAIVER.

(1) (a) Each Buyer signatory to this Amendment (i) agrees that such Buyer will make no claims for damages or for default under any of the Transaction Agreement on account of the Late Filing and/or the Late Effectiveness and (ii) waives any claim for Periodic Amounts or other Registration Damages or for default under any of the Transaction Agreements with respect to the Late Filing and/or the Late Effectiveness.

(b) Each of the Buyers signatory to this Amendment, if such Buyers represent a Majority in Interest of the Holders (as that term is used in the Registration Rights Agreement) as of the date hereof, hereby agrees that the Company shall be deemed to have satisfied all of its covenants under Sections 2 and 3 of the Registration Rights Agreement with respect to causing the registration of the Initial Number of Shares to Be Registered (as defined in the Registration Rights Agreement) by the Initial Required Effective Date; provided, however, that the Company’s ongoing obligations, such as, but not limited to, its obligation to maintain such registration and its indemnification obligations shall remain in full force and effect.

(c) Each of the Buyers signatory to this Amendment, if such Buyers represent a Majority in Interest of the Holders as of the date hereof, hereby agrees that the exchange of securities referred to herein shall not constitute a New Transaction (as that term is defined in the Securities Purchase Agreement).

(2) The Company and each Buyer signatory to this Amendment hereby agree to exchange (a) such Buyer’s outstanding Convertible Debenture for a New Convertible Debenture having the terms specified below in the principal amount of such outstanding Convertible Debenture (provided, further, that accrued but unpaid interest on the outstanding Convertible Debenture will also be payable under the New Convertible Debenture) and (b) such Buyer’s outstanding Warrant for a New Warrant having the terms specified below for the purchase of the same number of shares of Common Stock as provided in the outstanding Warrant. The Buyer is not providing any other consideration for such exchange and no fees are payable to any broker in connection with such exchange. The exchange is being made under Section 3(a)(9) of the 1933 Act.

(3) Each New Convertible Debenture shall have the same terms as the outstanding Convertible Debenture, except as follows:

(a) in Section 4(A)(iii), the definition of “Fixed Conversion Price” shall read in its entirety as follows:

“Fixed Conversion Price” means the amount equal to $0.85 (such amount is subject to adjustment as provided herein).

and

(b) with respect to Section 4(G), (i) each of Sections 4(G)(ii) through (iv) are identified as “Intentionally omitted” and all references to those subsections are deemed deleted; (ii) the Company will have the right to issue a Mandatory Conversion Notice at any time, and (iii) if the Company issues a Mandatory Conversion Notice, the Company may designate any date on or after the date of such Mandatory Conversion Notice as the Mandatory Conversion Date.

The New Convertible Debenture will be deemed represented by the original Convertible Debenture as amended by this Amendment.

(4) Each New Warrant shall have the same terms as the outstanding Warrant, except as follows:

(a) in Section 1, the phrase “at an initial exercise price per share (the ‘Exercise Price’) of $1.20 per share, subject to further adjustment as set forth herein” is replaced in its entirety to read “at an initial exercise price per share (the ‘Exercise Price’) of $0.95 per share, subject to further adjustment as set forth herein.”

and

(b) Section 2.1(b) shall read in its entirety as follows:

(b) If the Notice of Exercise form elects a “cashless” exercise, the Holder shall thereby be entitled to receive a number of shares of Common Stock based on the application of the following formula;

X=Y (A-B)
          A

Where X= the number of shares of Common Stock to be issued to the Buyer;

Y=
the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation);

A=	the Fair Market Value (as defined herein) of one share of the Company’s Common Stock (at the date of delivery of such exercise).

B=	Exercise Price.

“Fair Market Value” shall mean

(a) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") Capital, Global or Global Select Markets or the American Stock Exchange, LLC, then the closing or last sale price, respectively, reported for the Trading Day immediately preceding the relevant Exercise Date;

(b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ Capital, Global or Global Select Markets or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the trading day immediately preceding the Exercise Date; or

(c) If the Company's Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

The New Warrant will be deemed represented by the original Warrant as amended by this Amendment.

(5) The Company and each Buyer signatory hereto hereby agrees that this Amendment shall be deemed to be the Company’s issuance of a Mandatory Conversion Notice with respect to all of the outstanding principal and all accrued but unpaid interest on the Buyer’s New Convertible Debenture, which amount shall be set forth next to the Buyer’s name on the attached Schedule A. Such conversion shall be effected at the Fixed Conversion Price as specified in the New Convertible Debenture. The date designated for such conversion shall be the effective date of this Amendment and such date shall be deemed a Conversion Date for purposes of the New Convertible Debenture.

(6) The Company and each Buyer signatory hereto hereby agrees that this Amendment shall be deemed to be each Buyer’s Notice of Exercise with respect to all of the unexercised warrants of such Buyer on the Buyer’s New Warrant, which amount shall be set forth next to the Buyer’s name on the attached Schedule A. Such exercise shall be effected at the Exercise Price as specified in the New Warrant and on a cashless basis as described in Section 4(b) of this Amendment. The date designated for such exercise shall be the effective date of this Amendment and such date shall be deemed an Exercise Date for purposes of the New Warrant.

(7) (a) The Company will file a Current Report on Form 8-K (or other form deemed appropriate by Company counsel) to reflect the changes in the terms of the debentures and warrants held by the Buyers and to the terms of other Transaction Agreements amended hereby.

(b) The Company represents that the current effective Registration Statement (in the form filed with the SEC on September 13, 2007) covering the registration of Registrable Securities (as defined in the Registration Rights Agreement) continues to be effective with respect to the resale of shares issued to the Buyers signatory hereto (i) on conversion of the Convertible Debentures converted prior to the effectiveness of this Amendment and (ii) on conversion of the New Convertible Debentures (in each case, including shares issued on conversion of interest). All such shares are “Debenture Shares” (as that term is used in the Registration Statement) and each Buyer may sell such shares, up to the number specified opposite such Buyer’s name under the column “Number of Shares Being Offered” in the Registration Statement, pursuant to such Registration Statement.

(8) The Company confirms to each Buyer signatory to this Amendment, and, in connection with the effectiveness of this Amendment, will deliver to each such Buyer an opinion of counsel to the Company, that (i) the holding period for the New Convertible Debentures and any shares issued on conversion of principal or interest thereof commenced on the Closing Date (as defined in the Securities Purchase Agreement) and (ii) the holding period for the shares issued to the holder in connection with the cashless exercise of the New Warrants commenced on the Closing Date.

(9) Anything herein to the contrary notwithstanding, this Amendment shall be effective only if it is executed by Buyers holding outstanding Convertible Debentures having, in the aggregate, current principal balance of at least $2,600,000 no later than October 31, 2007.

(10) Except as expressly set forth herein, this Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents, or of any right, power or remedy of the Buyers, or constitute a waiver, amendment or modification of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder, all of which (except as specified herein) remain in full force and effect. Except as set forth herein, the Buyers reserve all rights, remedies, powers, or privileges.

B. CONFLICTS. Except as expressly set forth in this Amendment, the terms and provisions of each of the Transaction Documents shall continue unmodified and in full force and effect. In the event of any conflict between this Amendment and any one of the Transaction Documents, this Amendment shall control.

C. GOVERNING LAW. This Amendment shall be governed and construed under the laws of the State of New York, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

D. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A facsimile or other electronic transmission of this signed Amendment shall be legal and binding on all parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

COMPANY:

Skystar Bio-Pharmaceutical Company

By:      _____________________________

Name: _____________________________

Title:   _____________________________

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

BUYERS:

[BUYER NAME]

By:      _____________________________

Name: _____________________________

Title:   _____________________________